Kodak to Acquire PracticeWorks, Inc.,
              and its Trophy Radiologie, S.A. Subsidiary

       Pursues Growth Opportunity in the Dental Digital Market

    ROCHESTER, N.Y.--(BUSINESS WIRE)--July 21, 2003--Eastman Kodak Company today announced that it has entered into an agreement to acquire PracticeWorks, Inc. (NASDAQ: PRWK), Atlanta, Ga., a leading provider of dental practice management software (DPMS) and digital radiographic imaging systems.
    Under the agreement, Kodak will acquire all outstanding shares of PracticeWorks for approximately $500 million in cash. Kodak will pay $21.50 for each share of PracticeWorks common stock (and equivalents) and $7.33 for each share of PracticeWorks Series B preferred stock, plus approximately $34 million in net assumed debt and transaction fees. Accordingly, Kodak will also become the 100% owner of Paris-based subsidiary Trophy Radiologie, S.A., a developer and manufacturer of dental digital radiography equipment, which PracticeWorks acquired in December 2002. The deal is expected to add approximately $215 million to Kodak's revenue in the first full year and to be slightly dilutive through 2005, and accretive thereafter.
    Kodak, the world leader in dental x-ray film, expects this acquisition to vault the company into the leading position in the DPMS and dental digital radiographic market - much the same way that the company's 1998 acquisition of Imation's medical imaging business boosted Kodak to the market-leading position in medical dry laser printing.
    "We will be able to offer choices within a full spectrum of dental imaging products and services - from traditional film to digital radiography and photography," said Dan Kerpelman, president of Kodak's Health Imaging Group, and senior vice president, Eastman Kodak Company.
    "We'll also be able to provide innovative information technology to digitally integrate dental images with patient health records. This infoimaging capability, ultimately, will enable dental professionals to manage patient care from the front office all the way through treatment with high-quality Kodak images at key points in the process. Such marrying of imaging and information is at the core of our growth strategy for the Health Imaging Group."
    PracticeWorks currently is the leader of a growing market for DPMS, in the United States and has made solid inroads in Europe and other parts of the world. Trophy Radiologie was the first company to develop and sell intraoral dental digital x-ray detectors and is the worldwide market leader in dental digital radiography, or "DR." (DR allows dentists, orthodontists and oral surgeons to capture high-resolution digital images.)
    DPMS allows dentists to manage a variety of dental front office functions, such as scheduling, billing and record keeping, and is evolving into a more complete patient management tool that extends to treatment planning and delivery. Kodak estimates that worldwide industry sales of DPMS exceed $200 million annually and are expected to grow 8% to 10% per year.
    The company also estimates that current dental digital radiography sales worldwide total $100 million to $120 million annually, yet the penetration rate of DR remains low in the U.S. and other large markets. About 13% of dental offices in the U.S. account for these sales, according to the leading trade publication Dental Products Report, along with a correspondingly low percentage of dental offices in the rest of the world. "The market opportunity is significant," Kerpelman said.
    "And what makes it significant is this key fact: While dental DR has been available for a number of years, the time has now arrived where its value is becoming important not just to early adopters, but also to more mainstream practitioners," Kerpelman said.
    Coupled with DPMS software, DR can integrate images and information in ways that enable dentists to save time and money and to increase productivity. Image quality of such systems also has improved dramatically. Moreover, the growing trend among insurers to handle claim submissions electronically - with digital images and information attached - is prompting many dental practices to adopt digital systems.
    Accordingly, Kodak expects DR adoption to reach approximately 30% in the U.S. by 2007, with a compound annual growth rate of about 20%, as dentists become more familiar with the technology and its benefits for improving productivity and overall efficiency in the dental practice.
    "During the same period," Kerpelman said, "adoption will accelerate considerably in other parts of the world, as the level of dental care continues to improve in key global markets."
    PracticeWorks and Trophy Radiologie already have benefited from these trends. Both have reported double-digit growth rates in revenue and earnings. The combined proforma revenue of PracticeWorks and Trophy Radiologie for the full-year 2002 totals approximately $141 million. Prior to its acquisition by PracticeWorks, Trophy Radiologie recorded a three-year compound annual growth rate in revenue of 18% - without a significant contribution from the United States, the largest dental market in the world.
    "Our vision for the future of the dental practice is to fully integrate practice management software with digital imaging technology to enable dentists to capture, share and archive their work as never before," said PracticeWorks Chief Executive Officer Jim Price. "With the addition of Kodak's imaging science technology - and the trusted Kodak brand - PracticeWorks will have an unparalleled opportunity to better meet the information and imaging needs of the dental office both now and in the future."
    "With its 100-year history in the radiographic film business, Kodak is in a unique position to advance imaging and information technology in the dental practice," said Richard Hirschland, vice president, Health Imaging Group, and the general manager of Kodak's dental business. "Radiographic film will continue to be an important product in our portfolio, but with this acquisition, Kodak will be in a position to also help guide dental professionals along the evolutionary path of dental radiographic imaging."
    Upon closing, Kodak will add the product lines of the two companies into the portfolio marketed by the dental business in its Health Imaging Group. The dental business, along with other businesses in the Health Imaging Group, competes in the $97 billion global healthcare infoimaging market created by the convergence of imaging and information technology.
    The agreement is subject to regulatory approvals and to approval by PracticeWorks shareholders. Pending these approvals, the deal is expected to close by the end of 2003.
    Dan Carp, Chairman and CEO, Eastman Kodak Company, will host a conference call today to discuss this acquisition. Mr. Carp will be joined by Bob Brust, Kodak's Chief Financial Officer, Dan Kerpelman, President, Heath Imaging, and PracticeWorks CEO Jim Price.
    The conference call will take place on Monday, July 21, 2003 at 11:00 am ET. All interested parties are invited to participate by calling 913-981-4910, access code 248024. There is no need to pre-register for the call. The call will also be recorded and available for replay by 2:00 PM on Monday, July 21, 2003 by dialing 719-457-0820 access code: 248024.
    For those listening via webcast, please access our Kodak.com Investor webpage at: http://www.kodak.com/US/en/corp/investorCenter/ investorsCenterHome.shtml (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field.)
    The conference call audio will be archived and available for replay on this site approximately one hour following the live broadcast.

    Cautionary Note Regarding Forward-Looking Statements

    This news release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management of Kodak and PracticeWorks and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the transaction to close due to the failure to obtain regulatory or other approvals; failure of PracticeWorks stockholders to approve the merger; the risk that the Kodak and PracticeWorks businesses will not be integrated successfully and anticipated costs of such integration; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to successfully manage its changing relationships with customers and suppliers; and those risks detailed from time to time in Kodak's reports filed with the SEC, including the report on Form 10-Q for the period ended March 31, 2003, and PracticeWorks' reports filed with the SEC, including the report on Form 10-Q for the period ended March 31, 2003.

    Additional Information

    PracticeWorks, Inc. will file a proxy statement describing the proposed merger with the United States Securities and Exchange Commission (SEC). WE URGE INVESTORS IN THE COMMON STOCK OF PRACTICEWORKS TO REVIEW THE PROXY STATEMENT AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents will be available without charge on the SEC's web site at www.sec.gov or from the chief financial officer, PracticeWorks, Inc., 770-850-5006. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.
    PracticeWorks and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of PracticeWorks with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors will be included in PracticeWorks' Proxy Statement for its Special Meeting of Stockholders to be filed with SEC. This document will be available at the SEC website at http://www.sec.gov and from PracticeWorks.

    Editor's Note: For additional information about Kodak products for health imaging, visit Kodak's web site on the Internet at:
http://www.kodak.com/go/health.

    CONTACT: Eastman Kodak Company
             Media Contacts:
             John LaBella, 585-724-6891
             john.labella@kodak.com
             or
             Gerard Meuchner, 585-724-4513
             gerard.meuchner@kodak.com
             or
             Anthony Sanzio, 585-781-5481
             anthony.sanzio@kodak.com
             or
             Investor Contacts:
             Don Flick, 585-724-4352
             donald.flick@kodak.com
             or
             Patty Yahn-Urlaub, 585-724-4683
             patty.yahn-urlaub@kodak.com
             or
             Roberto Trevino, 585-724-6791
             roberto.trevino@kodak.com